EXHIBIT 99.1

Spriza Provides Corporate Update

EL SEGUNDO, CA – February 12, 2015/Marketwired/ - Spriza, Inc. (“Spriza”)(OTCQB: SPRZ), the world's leading social network for group prizes and incentives today announced the release of its SPRIZA™ Do-it-Yourself (“DIY”) contest building and toolbox platform for small and medium sized businesses.

The DIY contest toolbox is available through Spriza’s website ( www.spriza.com ) and through the business user’s private account toolbox. Clients are now able to upload, self-administer and activate contests within minutes through their own Spriza step-by-step business account.

The DIY contest platform will have three pricing tiers to allow for flexibility of budgets and ease of entry onto the platform. Each tier will give the client a robust option to build-out its contest marketing strategy depending on their budget and needs. The addition of the DIY platform will allow for greater access to Spriza’s marketing tools, capable of serving the diverse needs of several business verticals. This will allow greater ease of entry and flexibility for clients to market through Spriza; thus potentially expanding the number of paying clients in our database.

The DIY toolbox platform has an extensive analytics dashboard, providing the key metrics companies are looking for in their marketing campaigns. With mounting pressure on the overall ROI of any marketing initiative, more businesses are looking to marketing platforms that offer such detailed information.

Opening the Do-it-Yourself platform will have a positive effect on Spriza’s overall user’s statistics.  The more contests that are created through different business verticals the more users will filter into the Spriza database, which in turn creates revenue through upfront fees, affiliate revenue, lead generation, downloads and coupon conversion.

Rob Danard, CEO of Spriza, said, “There are thousands of contests on the Internet at any given time.  We are now able to offer these vendors a new way to supercharge their campaigns simply and easily. This is really going to open up the door for our clients and third party vendors looking to add additional reach to their current marketing strategies.  By allowing businesses to self-administer their contest empowers them to manage their contest in real time. Aside from the personalized dashboard and analytics it also gives them the reassurance that all the legal and regulatory issues with respect to contest rules within their jurisdictions are taken care of giving invaluable piece of mind to our clients.”

Spriza Responds to Marketing Materials

Spriza has become aware of unaffiliated emails and links to certain media sites relating to messages that contain information regarding Spriza and its business. Spriza would like to inform the public that Spriza has not paid for, authorized, reviewed or in any other way associated itself with the dissemination of information relating to it by third parties.

Spriza encourages the public to review Spriza’s website and its public filings posted on its website at www.Spriza.com, or at www.sec.gov, which contain information about Spriza that has been prepared by Spriza.

About Spriza, Inc.

Spriza, Inc. is the world's leading social network for group prizes and incentives and an emerging growth public company.

Spriza's intellectual property is a robust and effective incentive marketing system that builds brand awareness and generates qualified targeted leads for any size of business through an online contest marketing solution "SPRIZA™". SPRIZA™ is modular, scalable, and fully customizable. It taps into the power of shared interests and personal relationships within targeted markets producing traceable and quantifiable results at every stage of the contest.

SPRIZA™ provides deep, real-time analytics and reporting, through a robust tool that measures marketing and advertising budgets for real time return on investment analysis and demographic profiling. SPRIZA™ leverages social strategies based on business objectives enabling branders to measure results of marketing efforts. The result is a network of subscribers that participate in contest promotions centered and shared around their personal interests. SPRIZA™ produces quantifiable and verifiable participant data results, which can be used for ongoing marketing purposes with targeted demographics. SPRIZA™ data results assess how many consumers responded, whom they shared the campaign with, the level of engagement, how many other campaign participants were influenced and sales value generated.

SPRIZA™ is designed to work with Social Media engines including Facebook, Twitter and Pinterest and offers full mobile capability to engage popular mobile applications including iPhone, Android, Blackberry and Windows mobile operating systems.

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements, including, but not limited to, introducing the re-formulated Pulse brand of functional drinks by mid-year, the successful rollout of the new coconut water line and any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company’s annual report on Form 10-K for the most recent fiscal year,  quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Become a SPRIZA Facebook Fan at http://www.facebook.com/sprizacontests
Follow SPRIZA on Twitter at https://twitter.com/Sprizacontests

For more information, contact:
Media Relations
Christian Darbyshire
tinepublic@shaw.ca
416-419-9953

Internal Communications
info@spriza.com
650-204-7903
www.spriza.com/investors